As filed with the Securities and Exchange Commission on April 28, 2010

Registration No. 333-165823

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Alpha and Omega Semiconductor Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Bermuda	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

(441) 295-1422

(Address, including zip code, and telephone number, including area code, of Registrant’s principal registered offices)

Mike F. Chang

Chief Executive Officer

c/o Alpha and Omega Semiconductor Incorporated

495 Mercury Drive

Sunnyvale, California 94085

(408) 830-9742

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lucas S. Chang, Esq. Thomas W. Kellerman, Esq. David A. Sirignano, Esq. Morgan, Lewis & Bockius LLP 2 Palo Alto Square 3000 El Camino Real, Suite 700 Palo Alto, California 94306 (650) 843-4000	Jorge A. del Calvo, Esq. Stanton D. Wong Esq. Gabriella A. Lombardi, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, California 94304 (650) 233-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

Explanatory Note

This Amendment No. 4 is being filed for the sole purpose of filing Exhibits 5.1, 8.1 and 8.2 to the Registration Statement (Registration No. 333-165823), and no changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 6, 7 or 9 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of directors and officers

We are a Bermuda exempted company. Under Bermuda law, a company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Bermuda law further provides that a company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda. Our post-offering bye-laws will provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Furthermore, Bermuda law permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintained a directors’ and officers’ liability policy for such a purpose, with a policy limit of $5,000,000. We intend to increase the coverage of our directors and officers insurance following completion of this offering.

Pursuant to the form of indemnification agreements filed as Exhibit 10.11 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Recent sales of unregistered securities

During the past three years, we have issued and sold the following securities (including options to acquire our common shares). We believe that each of the following issuances were exempt from registration under the Securities Act in reliance on Section 4(2) under the Securities Act regarding transactions not involving a public offering. No underwriter was involved in any of the issuances. The information below reflects the 2-to-1 reverse share split effected on March 17, 2010.

Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars
Investors of series C preferred shares	December 29, 2006	3,100,000 series C preferred shares	$31,000,000

Investors of series C preferred shares	January 4, 2007	74,000 series C preferred shares	$740,000

Certain directors, officers, employees and consultants	From March 31, 2007 to March 31, 2010	Options to purchase 2,585,125 common shares (1)	Exercise prices ranging from $7.60 to $15.00 per share

(1)	We granted options to purchase 2,335,125 and 250,000 common shares pursuant to our 2000 Share Plan and 2009 Share Option/Share Issuance Plan, or 2009 Plan, respectively. Options to purchase 297,857 common shares were exercised from March 31, 2007 to March 31, 2010 pursuant to the 2000 Share Plan. As of March 31, 2010, there were 3,977,006 and 250,000 common shares underlying outstanding options under the 2000 Share Plan and 2009 Plan, respectively.

Item 8.	Exhibits and financial statement schedules

(a)	Exhibits

Number	Description

1.1	Form of Underwriting Agreement*

3.1	Memorandum of Association of Registrant*

3.2	Form of Bye-Laws of the Registrant to be effective immediately prior to the closing of this offering*

4.1	Amended and Restated Investors Rights Agreement dated as of December 29, 2006 between the Registrant and certain investors named therein*

4.2	Form of Common Share Certificate*

5.1	Opinion of Conyers Dill & Pearman, Bermuda counsel to the Registrant, regarding the validity of common shares being registered

8.1	Opinion of Conyers Dill & Pearman regarding certain Bermuda tax matters

8.2	Opinion of Morgan, Lewis & Bockius LLP regarding certain United States tax matters

8.3	Opinion of Jun He Law Offices regarding certain PRC tax matters*

10.1	2000 Share Plan*

10.2	Form of Option Agreement under 2000 Share Plan*

10.3	2009 Share Option/Share Issuance Plan*

10.4	Form of Option Agreement under 2009 Share Plan*

10.5	Technology License Agreement dated as of July 20, 2005 between the Registrant and Agape Package Manufacturing Limited*

10.6	Foundry Service Agreement dated as of November 2, 2009 between Alpha & Omega Semiconductor (Macau), Ltd. and Shanghai Hua Hong NEC Electronics Company, Limited*†

10.7	Non-Exclusive Distributor Agreement dated as of August 1, 2005 between Alpha & Omega Semiconductor (Hong Kong) Limited and Frontek Technology Co.*†

10.8	Amendment No. 1. to Non-Exclusive Distributor Agreement dated as of July 31, 2006 between Alpha & Omega Semiconductor (Hong Kong) Limited and Frontek Technology Co.*†

10.9	Non-Exclusive Distributor Agreement dated as of September 12, 2005 between Alpha & Omega Semiconductor (Hong Kong) Limited and Promate Electronic Co., Ltd.*†

10.10	Amendment No. 1 to Non-Exclusive Distributor Agreement dated as of July 31, 2006 between Alpha & Omega Semiconductor (Hong Kong) Limited and Promate Electronic Co., Ltd.*†

10.11	Form of Indemnification Agreement*

Number	Description

10.12	Settlement and Cross License Agreement dated as of October 17, 2008 among the Registrant, Alpha and Omega Semiconductor Incorporated, Fairchild Semiconductor Corporation, and Fairchild Semiconductor International, Inc. *†

10.13	Form of Employment Agreement between the Registrant and Mike F. Chang*

10.14	Form of Retention Agreement*

10.15	Employee Share Purchase Plan*

10.16	Foundry Agreement dated as of January 10, 2002 between the Registrant and Shanghai Hua Hong NEC Electronics Company, Limited*†

10.17	First Addendum to Foundry Service Agreement dated as of August 1, 2005 between the Registrant and Shanghai Hua Hong NEC Electronics Company, Limited*†

10.18	Second Addendum to Foundry Service Agreement dated as of April 11, 2007 between the Registrant and Shanghai Hua Hong NEC Electronics Company, Limited *†

10.19	Lease dated as of December 23, 2009 between Alpha and Omega Semiconductor Incorporated and OA Oakmead II, LLC*

10.20	Guarantee dated as of January 5, 2010 between the Registrant and OA Oakmead II, LLC*

10.21	Form of Restricted Shares Purchase Agreement*

21.1	Subsidiaries of the Registrant*

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Registrant*

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.2)

23.4	Consent of Jun He Law Offices (included in Exhibit 8.3)*

24.1	Powers of Attorney*

*	Previously filed.
†	Confidential treatment has been requested for certain information in this exhibit. Such information has been omitted and filed separately with the Securities and Exchange Commission.

(b)	Financial statement schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; and

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) To provide to the underwriters at the closing(s) specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to the Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on April 28, 2010.

Alpha and Omega Semiconductor Limited

By:	/S/ MIKE F. CHANG
Name:	Mike F. Chang, Ph.D.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 4 to the Registration Statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MIKE F. CHANG Mike F. Chang, Ph.D.	Chairman of the Board and Chief Executive Officer (principal executive officer)	April 28, 2010

/S/ EPHRAIM KWOK Ephraim Kwok	Chief Financial Officer (principal financial officer)	April 28, 2010

/S/ YIFAN LIANG Yifan Liang	Chief Accounting Officer (principal accounting officer)	April 28, 2010

* Yueh-Se Ho, Ph.D.	Director and Chief Operating Officer	April 28, 2010

* Chung Te Chang	Director	April 28, 2010

* Mark A. Stevens	Director	April 28, 2010

* Howard M. Bailey	Director	April 28, 2010

* Thomas W. Steipp	Director	April 28, 2010

* Richard W. Sevcik	Director	April 28, 2010

*By:	/S/ EPHRAIM KWOK
Ephraim Kwok Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Alpha and Omega Semiconductor Limited, has signed this Amendment No. 4 to the Registration Statement on Form F-1 in the City of Sunnyvale, State of California, on April 28, 2010.

Authorized U.S. Representative:

Alpha and Omega Semiconductor Incorporated

By:	/S/ MIKE F. CHANG
Name:	Mike F. Chang, Ph.D.
Title:	Chief Executive Officer

INDEX TO EXHIBITS

Number	Description

1.1	Form of Underwriting Agreement*

3.1	Memorandum of Association of Registrant*

3.2	Form of Bye-Laws of the Registrant to be effective immediately prior to the closing of this offering*

4.1	Amended and Restated Investors Rights Agreement dated as of December 29, 2006 between the Registrant and certain investors named therein*

4.2	Form of Common Share Certificate*

5.1	Opinion of Conyers Dill & Pearman, Bermuda counsel to the Registrant, regarding the validity of common shares being registered

8.1	Opinion of Conyers Dill & Pearman regarding certain Bermuda tax matters

8.2	Opinion of Morgan, Lewis & Bockius LLP regarding certain United States tax matters

8.3	Opinion of Jun He Law Offices regarding certain PRC tax matters*

10.1	2000 Share Plan*

10.2	Form of Option Agreement under 2000 Share Plan*

10.3	2009 Share Option/Share Issuance Plan*

10.4	Form of Option Agreement under 2009 Share Plan*

10.5	Technology License Agreement dated as of July 20, 2005 between the Registrant and Agape Package Manufacturing Limited*

10.6	Foundry Service Agreement dated as of November 2, 2009 between Alpha & Omega Semiconductor (Macau), Ltd. and Shanghai Hua Hong NEC Electronics Company, Limited*†

10.7	Non-Exclusive Distributor Agreement dated as of August 1, 2005 between Alpha & Omega Semiconductor (Hong Kong) Limited and Frontek Technology Co.*†

10.8	Amendment No. 1. to Non-Exclusive Distributor Agreement dated as of July 31, 2006 between Alpha & Omega Semiconductor (Hong Kong) Limited and Frontek Technology Co.*†

10.9	Non-Exclusive Distributor Agreement dated as of September 12, 2005 between Alpha & Omega Semiconductor (Hong Kong) Limited and Promate Electronic Co., Ltd.*†

10.10	Amendment No. 1 to Non-Exclusive Distributor Agreement dated as of July 31, 2006 between Alpha & Omega Semiconductor (Hong Kong) Limited and Promate Electronic Co., Ltd.*†

10.11	Form of Indemnification Agreement*

10.12	Settlement and Cross License Agreement dated as of October 17, 2008 among the Registrant, Alpha and Omega Semiconductor Incorporated, Fairchild Semiconductor Corporation, and Fairchild Semiconductor International, Inc. *†

10.13	Form of Employment Agreement between the Registrant and Mike F. Chang*

10.14	Form of Retention Agreement*

10.15	Employee Share Purchase Plan*

10.16	Foundry Agreement dated as of January 10, 2002 between the Registrant and Shanghai Hua Hong NEC Electronics Company, Limited*†

Number	Description

10.17	First Addendum to Foundry Service Agreement dated as of August 1, 2005 between the Registrant and Shanghai Hua Hong NEC Electronics Company, Limited*†

10.18	Second Addendum to Foundry Service Agreement dated as of April 11, 2007 between the Registrant and Shanghai Hua Hong NEC Electronics Company, Limited *†

10.19	Lease dated as of December 23, 2009 between Alpha and Omega Semiconductor Incorporated and OA Oakmead II, LLC*

10.20	Guarantee dated as of January 5, 2010 between the Registrant and OA Oakmead II, LLC*

10.21	Form of Restricted Shares Purchase Agreement*

21.1	Subsidiaries of the Registrant*

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Registrant*

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.2)

23.4	Consent of Jun He Law Offices (included in Exhibit 8.3)*

24.1	Powers of Attorney*

*	Previously filed.
†	Confidential treatment has been requested for certain information in this exhibit. Such information has been omitted and filed separately with the Securities and Exchange Commission.